Exhibit 99.1

News Release For Immediate Release www.ball.com	Investor Contact: Brandon Potthoff 303-460-2120, bpotthof@ball.com Media Contact: Jennifer Livingston 720-693-4743, jennifer.livingston@ball.com

Ball Corporation Appoints Darlene J. Nicosia and Sherry L. Buck to Board of Directors

WESTMINSTER, Colo., September 9, 2026 – Ball Corporation (NYSE: BALL) today announced the appointment of Darlene J. Nicosia, Chief Executive Officer of Maker’s Pride, and Sherry L. Buck, former Chief Financial Officer of W.L. Gore & Associates, Inc., to its board of directors. Nicosia and Buck are experienced directors who bring to the Board the knowledge, skills and insights gained from distinguished careers in manufacturing, operations and finance.

Nicosia is the CEO of Maker’s Pride, a leading U.S. contract packaged food manufacturer. She brings more than 30 years of deep operational experience in the food and beverage industry, gained during her tenure at The Coca-Cola Company, Inc., where she held various leadership roles in general management and operations, including President of Canada and Northeast U.S. and Chief Procurement Officer. She began her career at PepsiCo and Kraft Foods Group, Inc. Nicosia also served on the Board of Directors of Foot Locker, Inc. from 2020 to 2025 and was Chair of the Audit Committee. Nicosia will be appointed to serve on the Nominating/Corporate Governance Committee and Finance Committee.

Buck retired from W.L. Gore & Associates, Inc., a global advanced materials company, in 2025 as Chief Financial Officer, a position she held for five years, and brings extensive financial and industrial experience. Prior to W.L. Gore & Associates, Inc., Buck was Chief Financial Officer of the Waters Corporation from 2017 to 2021; Chief Financial Officer of Libbey, Inc. from 2012 to 2017. She spent nearly two decades at Whirlpool Corporation where she held various senior finance and operating leadership roles after starting her career at PricewaterhouseCoopers LLP. Buck also serves on the Board of Directors of Lennox International, Inc. and is Chair of the Audit Committee. Buck will be appointed to serve on the Audit Committee and Finance Committee.

“We’re thrilled to welcome Darlene and Sherry to our board,” said Stuart A. Taylor II, Chairman of the Board of Directors. “They are both proven executives with strong financial expertise grounded in operations. Their combined leadership across global manufacturing, procurement and finance will strengthen the Board’s ability to support management as we advance our operational performance and profitable growth priorities.”

About Ball Corporation

Ball Corporation (NYSE: BALL) is the global leader in sustainable aluminum packaging solutions, serving a robust portfolio of global customers in the beverage, personal care and household products industries. With 16,000 employees in more than 65 manufacturing plants and facilities worldwide, Ball reported 2025 net sales of $13.16 billion. For more information, visit www.ball.com, or connect with us on LinkedIn or Instagram.

Forward-Looking Statement

This release contains "forward-looking" statements concerning future events and operational performance. Words such as "will," “continue” and similar expressions typically identify forward looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements, and they should be read in conjunction with, and qualified in their entirety by, these cautionary statements. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including in Ball's Form 10-K.